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                                                                    EXHIBIT 99.1

       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SUPPLEMENTAL SCHEDULE

To the stockholders of Exult, Inc.:

        We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in Exult, Inc. and subsidiaries (the "Company") Form 10-K and have issued our report thereon dated February 6, 2001. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The supplemental Schedule II as shown in Exhibit 99.2 is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


/s/ ARTHUR ANDERSEN LLP

Orange County, California
February 6, 2001